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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       November 30, 2007
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                          WORTHINGTON INDUSTRIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

            Ohio                        1-8399                   31-1189815
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(State or Other Jurisdiction          (Commission               (IRS Employer
       of Incorporation)              File Number)           Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio                          43085
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 (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:      (614) 438-3210
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors of Worthington Industries, Inc. (the "Company") has revised the Company's Executive Compensation Program, effective as of December 1, 2007. The changes to the compensation program primarily involve adjusting the relationship between base salaries and bonuses by moving base salaries closer to market levels (but keeping them at the lower end of market) with an appropriate decrease to targeted bonuses in light of the base increase. The revised Compensation Program (the "New Compensation Program") will result in:

1. Increased base wages, but new base wages will be at the lower end of market comparables.

2.   A new bonus program which will:

     o Change the bonus from quarterly payments to semi-annual or annual payments.

     o Change from a discretionary to a non-discretionary program tied to "specific performance measures" within the meaning of Internal Revenue Code Section 162(m) ("Section 162(m)").

     o Tie bonuses to specific targeted amounts (threshold, target, and maximum) based on operating income, earnings per share and economic value added (EVA) with the intended result being that there would likely be less bonus paid when performance is weak or at target and potentially more bonus paid when performance is very good.

3. A change in the overall mix of compensation, which will increase base (fixed) compensation with moderating incentive (variable) compensation, but will remain more highly leveraged than typical market practices.

For the first performance bonus period under the New Compensation Program (the six-month period ending May 31, 2008), the Compensation Committee intends that the total cash compensation to executives will generally be similar to that paid for the same period in the prior year (and cost neutral) for similar Company performance, and lower than in the prior year if Company performance declines. The only exception would be in cases where there is an intent to increase total cash compensation for specific individuals to reflect a new position, a merit increase, or for similar reasons.

The Company's old compensation program (the "Old Compensation Program") has been in place for many years and is very unique. The Old Compensation Program provided for very low base pay, substantially below normal market levels. Bonuses were expected to make up a large percentage of total cash compensation, putting a very large percentage of the executive's pay "at risk." The intent behind the Old Compensation Program was that bonuses were paid such that when the Company performed well, executive pay would be above market median range for total annual cash compensation for comparable companies, and during periods of weaker company performance, bonuses declined so that total annual compensation would fall below the market median range. Under that Old Compensation Program, bonuses were paid as long as the Company was profitable, which it has been in every year of its existence. Also, although the starting point for bonus calculations was year-over-year earnings performance, bonuses could be adjusted up or down by the Compensation Committee, the CEO, or the executive's supervisor, as appropriate.

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

This Old Compensation Program served the Company well for a number of years, but it required executives to take a leap of faith that the bonus each year would be sufficient to provide them with a competitive pay package, since base pay was far below market levels.

The Company has elected to move to the New Compensation Program for a number of reasons:

1. Since the Old Compensation Program was so unique, it was hard for investors and new employees to understand.

2. In recent years, there has been heightened scrutiny of executive compensation by investors and the Securities and Exchange Commission ("SEC"), and new disclosure requirements under the SEC Rules were recently adopted. Although there have been, to the Compensation Committee's knowledge, no concerns raised about the Company providing above-market compensation to its Executives (in fact, CEO compensation has been well below market levels at the request of the CEO), the Old Compensation Program was so unique, it did not fit well into the disclosure rules

3. Because base wages were set so low compared to the competitive market, both current and prospective employees were required to take a leap of faith that their total cash compensation would be within market levels, particularly in years of lower performance. In those years, it was possible for the Company's compensation system to provide compensation well below even the low end of the market. In some cases, potential new hires elected not to pursue positions at the Company because they were not willing to have such a large percentage of their total compensation "at risk."

4. Under the Old Compensation Program, the starting point for bonuses was based primarily on year-over-year operating income and earnings per share performance and, thus, targets were somewhat self-setting. The Compensation Committee, the CEO or the executive's supervisor, as appropriate, were then able to adjust the bonus up or down after the end of the quarter. Under the New Compensation Program, the Compensation Committee will take a much more hands-on approach in setting targets in advance of the performance period based on the factors which it deems appropriate. The New Compensation Program will not provide for discretionary adjustments after the end of the performance period.

5. As noted above, with the increase in base wages under the New Compensation Program, bonuses paid for threshold and targeted performance are expected to be below those bonuses currently paid for similar performance. Likewise, under the new system, if performance falls below threshold levels, no bonus would be paid, whereas under the Old Compensation Program, a bonus would be paid as long as the Company remained profitable. The New Compensation Program will substantially increase the risk to the employees that no bonus would be paid.

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

6. The overall goal of the bonus targets to be set under the New Compensation Program will be to encourage executives to drive Company performance and growth. In general, targets will be expected to drive year-over-year growth under the applicable metrics (currently operating income, earnings per share and EVA). However, other factors may be considered such as the overall conditions in the economy in general and the specific company markets, the strength and weakness of the performance in the prior year (for example, growth would generally be expected to be stronger following a weak year), long-term growth targets of the Company, and such other factors as the Compensation Committee deems appropriate.

7. Under the Old Compensation Program, since base wages were so low, bonuses were paid quarterly to support an employee's cash flow. With the increase in base wages, changing to semi-annual or annual bonuses will now be possible.

8. Although the Old Compensation Program was clearly tied to performance, since bonuses were driven in large part by the Company's earnings per share, it permitted discretion and did not comply with the technical requirements of Section 162(m) as "performance based compensation" and the Company could have lost tax deductions on some portion of the bonuses in some situations. Bonuses under the New Compensation Program will be intended to qualify as "performance based compensation" under Section 162(m) which would make them tax deductible in full for the Company.

Annual Base Salaries Approved for Named Executive Officers:
-----------------------------------------------------------

Effective December 1, 2007, the Compensation Committee approved the following base salaries for the named executive officers set forth below based on the New Compensation Program, individual performance assessments and market data:

                                                    Prior Annual     New Annual
Name and Principal Position                         Base Salary      Base Salary
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John P. McConnell, Chairman and Chief                 $550,000        $550,000
Executive Officer

John S. Christie, President and Chief                  356,000         440,000
Financial Officer

George P. Stoe, Executive Vice-President               340,000         510,000
and Chief Operating Officer

Harry A. Goussetis, President - Worthington            169,000         300,000
Cylinder Corporation

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

Bonus Awards to Named Executive Officers:
-----------------------------------------

Consistent with the New Compensation Program, effective December 1, 2007, the Compensation Committee made the following cash performance bonus awards to the named executive officers under the Worthington Industries, Inc. 1997 Long-Term Incentive Plan for the six-month period ending May 31, 2008.

     Name              Threshold ($)           Target ($)            Maximum ($)
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John P. McConnell         183,750                367,500               735,000
John S. Christie          115,000                230,000               460,000
George P. Stoe            147,500                295,000               590,000
Harry A. Goussetis         75,000                150,000               300,000

Payouts of cash performance bonus awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate economic value added and earnings per share (in each case excluding restructuring charges and non-recurring items) for the six-month performance period with each performance measure carrying a 50% weighting. For business unit executives, including Mr. Goussetis, the corporate earnings per share measure carries a 20% weighting, business unit operating income carries a 30% weighting and business unit economic value added carries a 50% weighting. If the performance level falls between threshold and target or between target and maximum, the award is prorated. If threshold levels are not reached for any performance measure, no bonus will be paid. Performance award payouts will be made within a reasonable time following the end of the performance period. Performance awards will be paid in cash, unless the Board specifically provides otherwise. In the event of a change in control of the Company, all cash performance bonus awards would be considered to be earned at target, payable in full, and immediately settled or distributed.

For further information about the Worthington Industries, Inc. 1997 Long-Term Incentive Plan and the performance awards to be made to executive officers of the Registrant, please refer to the 1997 Long-Term Incentive Plan (which was filed as Exhibit 10(e) to the Annual Report on Form 10-K of Worthington Industries, Inc., a Delaware corporation, for the fiscal year ended May 31, 1997 (SEC File No. 0-04016)), and the form of letter evidencing performance awards granted under the 1997 Long-Term Incentive Plan, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a) - (c)  Not applicable.

(d)        Exhibits:

           10.1 Form of Long-Term Incentive Performance Award Letter

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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WORTHINGTON INDUSTRIES, INC.


Date: November 30, 2007

                                              By: /s/ Dale T. Brinkman
                                                  ------------------------------
                                                  Dale T. Brinkman,
                                                  Vice President-Administration,
                                                  General Counsel and Secretary

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